As filed with the Securities and Exchange Commission on June 29, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Albertsons Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-4376911
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 Parkcenter Blvd.

Boise, ID 83706

(Address of principal executive offices and zip code)

2020 Omnibus Incentive Plan

Albertsons Companies, Inc. Restricted Stock Unit Plan

(Full title of the plans)

Juliette W. Pryor, Esq.

Executive Vice President and General Counsel

Albertsons Companies, Inc.

250 Parkcenter Blvd.

Boise, ID 83706

(Name and address of agent for service)

(208) 395-6200

(Telephone number, including area code, of agent for service)

Copies to:

F. Xavier Kowalski, Esq.

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

(212) 756-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Class A Common Stock, par value $0.01 per share	55,712,504	$16.00	$891,400,064	$115,703.73

(1)

Covers 55,712,504 shares of Class A common stock of Albertsons Companies, Inc., par value $0.01 per share (“Common Stock”), approved for issuance under the 2020 Omnibus Incentive Plan and the Albertsons Companies, Inc. Restricted Stock Unit Plan (together, the “Plans”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be offered and issued under the Plans to prevent dilution resulting from stock splits, stock distributions or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The fee is based on a price of $16.00 per share of Common Stock, which is the initial public offering price per share of Common Stock set forth on the cover page of the Registrant’s prospectus dated June 25, 2020 relating to the Registrant’s initial public offering of Common Stock.

(3)

An aggregate registration fee of $11,620 in respect of shares of the Registrant’s common stock was previously paid on July 8, 2015 in connection with the registration statement on Form S-1 (No. 333-205546). Additionally, an aggregate registration fee of $202,188 in respect of shares of the Registrant’s common stock was previously paid on September 25, 2015 in connection with Pre-Effective Amendment No. 2 to the registration statement on Form S-1 (No. 333-205546). Additionally, an aggregate registration fee of $13,091 in respect of shares of the Registrant’s common stock was previously paid on October 2, 2015 in connection with Pre-Effective Amendment No. 3 to the registration statement on Form S-1 (No. 333-205546). Thus, the aggregate filing fee associated with the Registrant in connection with the registration statement on Form S-1 (No. 333-205546) was $226,899. The Registrant withdrew the registration statement on Form S-1 (No. 333-205546) by filing a Form RW on April 6, 2018. The withdrawn registration statement on Form S-1 (No. 333-205546) was not declared effective, and no securities were sold thereunder. Pursuant to Rule 457(p), the Registrant utilized $225,641 previously paid in connection with the withdrawn registration statement on Form S-1 to offset the filing fee in respect of shares of the Registrant’s common stock in connection with the registration statement on Form S-4 (No. 333-224169) filed with the Securities and Exchange Commission on April 6, 2018. The Registrant terminated the offering and, on August 9, 2018, filed a Post-Effective Amendment No. 1 to Form S-4 (No. 333-224169), which Post-Effective Amendment No. 1 to Form S-4 was declared effective on August 14, 2018, to deregister any and all securities registered but unsold or otherwise unissued under the registration statement on Form S-4. Pursuant to Rule 457(p), the Registrant utilized $196,439.32 previously paid in connection with the registration statement on Form S-1 (No. 333-236956), including Pre-Effective Amendment No. 3 to such registration statement filed on June 18, 2020. Pursuant to Rule 457(p), the Registrant hereby partially offsets the filing fee previously paid in connection with the withdrawn registration statement on Form S-1 against the filing fee for this registration statement on Form S-8 by the amount of $30,459.68.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information required by Part 1 of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents incorporated by reference in Item 3 of Part II of this Registration Statement are available to participants in the Plans, without charge, upon written or oral request, and they are also incorporated by reference in the Section 10(a) prospectus described in Item 1 above. Any such requests should be directed to the Registrant at the address and telephone number listed on the cover page of this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

This Registration Statement incorporates herein by reference the following documents, which have been filed with the Commission by the Registrant:

•

the Registrant’s Prospectus dated June 25, 2020 filed with the Commission pursuant to Rule 424(b) of the Securities Act, relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-236956); and

•	the Registrant’s Registration Statement on Form 8-A dated June 26, 2020 filed with the Commission pursuant to Section 12(b) of the Exchange Act, relating to the Registrant’s Common Stock.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director. As permitted by the DGCL, the Registrant’s bylaws provide that:

•	The Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	The Registrant may indemnify its other employees and agents as set forth in the DGCL;

•

The Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•	The rights conferred in the bylaws are not exclusive.

The Registrant has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant regarding which indemnification is sought. The indemnification provisions in the Registrant’s certificate of incorporation, bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act. The Registrant currently carries liability insurance for its directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Albertsons Companies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 9, 2020).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Albertsons Companies, Inc. (incorporated by reference to Exhibit 3.1.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-236956) filed with the SEC on June 18, 2020).

4.3	Amended and Restated Bylaws of Albertsons Companies, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the SEC on April 24, 2019).

4.4	Form of Amended and Restated Bylaws of Albertsons Companies, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-236956) filed with the SEC on May 5, 2020).

4.5	Albertsons Companies, Inc. 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.23 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-236956) filed with the SEC on June 18, 2020).

4.6	Albertsons Companies, Inc. Restricted Stock Unit Plan (incorporated by reference to Exhibit 10.24 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-236956) filed with the SEC on June 10, 2020).

5.1*	Opinion of Schulte Roth & Zabel LLP

23.1*	Consent of Schulte Roth & Zabel LLP (included in Exhibit 5.1)

23.2*	Consent of Deloitte &Touche LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included in this Registration Statement under “Signatures”)

*	Filed herewith

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in a form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Albertsons Companies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 9, 2020).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Albertsons Companies, Inc. (incorporated by reference to Exhibit 3.1.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-236956) filed with the SEC on June 18, 2020).

4.3	Amended and Restated Bylaws of Albertsons Companies, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the SEC on April 24, 2019).

4.4	Form of Amended and Restated Bylaws of Albertsons Companies, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-236956) filed with the SEC on May 5, 2020).

4.5	Albertsons Companies, Inc. 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.23 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-236956) filed with the SEC on June 18, 2020).

4.6	Albertsons Companies, Inc. Restricted Stock Unit Plan (incorporated by reference to Exhibit 10.24 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-236956) filed with the SEC on June 10, 2020).

5.1*	Opinion of Schulte Roth & Zabel LLP

23.1*	Consent of Schulte Roth & Zabel LLP (included in Exhibit 5.1)

23.2*	Consent of Deloitte &Touche LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included in this Registration Statement under “Signatures”)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boise, Idaho, on June 29, 2020.

ALBERTSONS COMPANIES, INC.

By:	/s/ Vivek Sankaran
Name:	Vivek Sankaran
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vivek Sankaran and Robert B. Dimond, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Albertsons Companies, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of the Registration Statement on Form S-8 under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on June 29, 2020.

Signature	Title

/s/ Vivek Sankaran	President, Chief Executive Officer and Director (Principal Executive Officer)
Vivek Sankaran

/s/ Robert B. Dimond	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Robert B. Dimond

/s/ Robert B. Larson Robert B. Larson	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Robert G. Miller	Chairman Emeritus
Robert G. Miller

/s/ James L. Donald	Co-Chairman
James L. Donald

/s/ Leonard Laufer	Co-Chairman
Leonard Laufer

/s/ Dean S. Adler	Director
Dean S. Adler

/s/ Sharon L. Allen	Director
Sharon L. Allen

/s/ Steven A. Davis	Director
Steven A. Davis

/s/ Kim Fennebresque	Director
Kim Fennebresque

/s/ Allen M. Gibson	Director
Allen M. Gibson

/s/ Hersch Klaff	Director
Hersch Klaff

/s/ Jay L. Schottenstein	Director
Jay L. Schottenstein

/s/ Alan H. Schumacher	Director
Alan H. Schumacher

/s/ Lenard B. Tessler	Director
Lenard B. Tessler

/s/ B. Kevin Turner	Vice Chairman
B. Kevin Turner

/s/ Scott Wille	Director
Scott Wille